UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 20, 2008
CHIEF CONSOLIDATED MINING COMPANY
(Exact Name of Issuer as Specified in Charter)

Arizona	001-01761	87-0122295
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

1629 Locust Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)
215-546-8585
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election if Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following resignations and appointments were made on August 20, 2008:
     Richard R. Schreiber resigned as President and as a Chairman of and a member of the Board of Directors of Chief Consolidated Mining Company (the “Company”). His resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices;
     Steven G. Park resigned as Secretary and Treasurer and as a member of the Board of Directors of the Company. His resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices; and
     Dr. Tom Sawyer (76) and Manfred A. Schauer (53) were appointed as members of the Company’s Board of Directors with committee assignments to be determined.
     On August 21, 2008, W. Gordon Blankstein (58) was appointed as the Chief Executive Officer of the Company. For the previous five years, Mr. Blankstein has been a Director and founder of Genco Resources, a TSX listed silver mining company. He also serves as a director of Andover Ventures, a TSX-V listed company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIEF CONSOLIDATED MINING COMPANY
Date: August 21, 2008	By:	/s/ W. GORDON BLANKSTEIN
		Name:	W. GORDON BLANKSTEIN
		Title:	Chief Executive Officer